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                                                                 Exhibit 10.2.2.

                           BATCHELDER & PARTNERS, INC.
                     4330 LA JOLLA VILLAGE DRIVE, SUITE 200
                           SAN DIEGO, CALIFORNIA 92122

David H. Batchelder                                  Telephone: (619) 456-6655
Chairman and Chief Executive Officer                 Telecopier: (619) 456-7969


                                            December 4, 1997

David Margolese
CD Radio
2175 K Street, NW, 6th Floor
Washington, DC  20037

Dear David:

                  As we discussed by phone, this confirms our understanding that
(i) you have elected to terminate our services pursuant to the third-to-the-last paragraph of our letter dated October 21, 1992 and the related indemnification agreement (collectively, the "Letter Agreement"), effective November 30, 1997 (the "Termination Date"); and (ii) you have agreed to pay us, and we have agreed to accept from you, the sum of $500,000 in cash, in full accord and satisfaction of any fees payable to us under the Letter Agreement in respect of services rendered and transactions occurring prior to the Termination Date for which we have previously not received compensation under the Letter Agreement, including without limitation your recent offer to exchange shares of 10 1/2% Series C Convertible Preferred Stock for all outstanding shares of 5% Delayed Convertible Preferred Stock.

         Other than as set forth above, this agreement shall not affect any obligations or rights under the Letter Agreement which survive the termination thereof including the indemnification agreement and the third-to-the-last paragraph of the Letter Agreement relating to additional compensation during the 24 month period after termination of the Letter Agreement.

         David, this has been a very positive and mutually beneficial relationship over the course of the past five years. I have received a tremendous amount of personal satisfaction working with you. As we discussed, we will continue to provide advice





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and assistance to you as you work to bring your vision for the company to fruition, and you should feel free to call on us at any time.

         Please indicate that this is in accordance with our understanding by signing and returning to us the duplicate copy of this letter attached hereto, which thereupon shall constitute a binding agreement.

                                         Very truly yours,

                                         BATCHELDER & PARTNERS, INC.

                                         /s/ David H. Batchelder
                                         --------------------------------------
                                         David H. Batchelder
                                         Chairman and Chief Executive Officer

Confirmed:

CD RADIO

By: /s/ David Margolese
   ----------------------------
     David Margolese
     Chairman and Chief Executive Officer





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